Exhibit 10.5

PROMISSORY NOTE

$ ________                                                                  Effective as of ___________, 2020

FOR VALUE RECEIVED, Apex Global Brands Inc., a Delaware corporation (the “Borrower”), hereby promises to pay, without setoff, deduction, recoupment or counterclaim, to ______________, an individual (the “Holder”), or his permitted assigns, the principal sum of $_________, together with all accrued and unpaid interest thereon, upon the terms and conditions specified below.

Subject to the terms hereof, the entire outstanding principal balance of this Promissory Note (this “Note”), plus any and all accrued and unpaid interest thereon, shall be due and payable in full by the Borrower to the Holder upon the earlier of (a) October 30, 2020, (b) the Holder’s “separation from service” with the Borrower within the meaning of Treas. Reg. Section 1.409A-1(h), (c) the death or disability of the Holder, and (d) a change in the ownership or effective control of the Borrower or a substantial portion of the assets of the Borrower within the meaning of Treas. Reg. Section 1.409A-3(a)(5).

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, and the Borrower agrees:

1.               Interest. Interest on this Note shall accrue quarterly in arrears at a rate per annum equal to the Applicable Federal Rate. For purposes hereof, the “Applicable Federal Rate” shall mean the IRS published rate in accordance with section 1274(d) of the Internal Revenue Code of 1986 together with the regulations promulgated thereunder from time to time. All interest will be computed on the basis of the actual number of days elapsed, commencing on the date hereof, and a year of 365 days.

2.               Issuance of Payment.  Payments of principal and interest are payable by the Borrower in lawful monies of the United States of America via wire transfer in immediately available funds for deposit in the account(s) designated in writing by the Holder prior to the date of such payment. Notwithstanding the foregoing, the Company may, in its sole discretion, pay the obligations owing to the Holder pursuant to this Note in full by the issuance to the Holder of ______ shares of the common stock of the Borrower in accordance with applicable Nasdaq rules.

3.               Event of Default.  The failure of the Borrower to pay when due any principal, interest, fees or other payment obligations hereunder within five days after notice thereof is provided by Holder, shall constitute an “Event of Default” under this Note.

4.               Rights of Holder.  Upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default has been waived in writing by the Holder, Holder may declare all outstanding obligations and liabilities of the Borrower payable hereunder to be immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

5.               Successors and Assigns.  The rights and obligations of the Borrower and the Holder of this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. The Borrower may not assign this Note, in whole or in part, without the written consent of the Holder.  The Holder may not assign this Note, in whole or in part, without the written consent of the Borrower.

6.               Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Borrower and Holder.

7.               Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be hand delivered or sent via electronic transmission, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent to the applicable party at such address for such party as shall be furnished prior thereto in writing.

8.               Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. The Borrower submits to the exclusive jurisdiction of the courts of the State of New York, New York County, located in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof.

9.               JURY TRIAL WAIVER.  THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR OTHERWISE.

10.            Entire Agreement.  This Note contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes every course of dealing, other conduct, oral agreement or representation previously made by the Holder.  In the event that any court of competent jurisdiction shall determine that any provision, or portion thereof, contained in this Note shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and the remaining provisions of this Note shall nevertheless remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date first above indicated.

APEX GLOBAL BRANDS INC.

By:
Name:

Title:

Signature Page to

_______ Board Promissory Note

AGREED AND ACCEPTED: